SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No. 1)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[ ]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[X]  Definitive Proxy Statement                   Commission Only (as permitted
[ ]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                                 Besicorp Ltd.
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                (Name of Registrant as Specified In Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[_]  No fee required.
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  Common Stock, par value $.01 per share
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1) Title of each class of securities to which transaction applies:

  77,919 shares of common stock
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2) Aggregate number of securities to which transaction applies:

The value of the transaction is $4,587,316, calculated as follows: the Cash Merger Consideration for the 77,919 shares of Besicorp Ltd. Common Stock to be acquired by the Buyer (i.e., all of the shares of Besicorp's common stock excluding the 57,967 shares of Common Stock owned as of the Record Date (as defined in the Revised Preliminary Proxy Materials (the "Materials") filed contemporaneously herewith by the Buyer)) equals the aggregate cash merger consideration of $8,000,000 divided by 135,886 (the Total Shares (as defined in the Materials)) multiplied by 77,919. No value is ascribed to the Combined Deferred Payment Rights, as such term is defined in the Materials.

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3)   Per unit price or other underlying value of transaction  computed  pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     $ 4,587,316
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4) Proposed maximum aggregate value of transaction:

     $ 917.44
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5) Total fee paid:

     [X]  Fee paid previously with preliminary materials:

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     [X]  Check box if any part of the fee is offset as provided by Exchange Act
          Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

          1)   Amount previously paid: $917.93

          2) Form, Schedule or Registration Statement No.: Schedule 14A-Preliminary Proxy Statement

          3)   Filing Party:  Besicorp Ltd.

          4)   Date Filed:    December 6, 1999

                                  Besicorp Ltd.
                               1151 Flatbush Road
                            Kingston, New York 12401

                          SUPPLEMENT TO PROXY STATEMENT

         Shareholders of Besicorp Ltd. (the "Company") should have previously received a Notice and Proxy Statement dated March 31, 2000 (the "Proxy Statement") with respect to the Special Meeting of Shareholders to be held on April 25, 2000 at 10:00 a.m., local time, at Robinson Brog Leinwand Greene Genovese & Gluck P.C., 1345 Avenue of the Americas, 31st Floor, New York, New York 10105-0143. Subsequent to the printing and mailing of the Proxy Statement, it was realized that the Proxy Statement contained certain typographical errors. This Supplement to the Proxy Statement is first being mailed to shareholders of the Company on or about April 4, 2000. The following pages of the Proxy Statement are hereby amended and supplemented in the manner set forth below (capitalized terms used without being defined herein shall have the meanings ascribed to such terms by the Proxy Statement):

         1. Page 76        (a)      Historical  Costs and  Expenses for the Nine
                                    Months Ended  December 31, 1999 should  be
                                    $10.0 million.

                           (b) The Pro Forma Net Loss Per Share (unaudited) for the Nine Months Ended December 31, 1999 should be $(26.26).

         2. Page F-2                The  references  to  "Note 15" in  the  last
                                    paragraph of such page should be amended to read "Note 16".

         3. Page F-3       (a)      Deferred  costs as  at March 31, 1998 should
                                    be $1,316,693.

                           (b)      "Other Assets - Long Term Notes Receivable -
                                    Others"   at  March  31,   1998   should  be
                                    $129,886.

                           (c) "Other Assets - Long Term Notes Receivable" at March 31, 1999 should be $0.

         4. Page  F-13              The  first  sentence  in  Note  6 should  be
                                    amended to read as follows: "Included in Other Assets at December 31, 1999 is approximately $1.48 million which represents the Company's share of the Liquidated
                                    Partnership Funds.

         5.Page F-18 - Three Months Ended December 31, 1998

                           (a) The Identifiable assets under the Project Segment column should be amended to read $13,566,367.

                           (b) The "Eliminations" for the "Identifiable assets" row should be $(11,994,756).